For the period ended November 30, 1996
File Number 811-7286

Exhibit 77Q(2)

2002 Target Term Trust Inc.

A Form 3 required by Section 16(a) of the Exchange Act was filed late by the following officer during the most recent fiscal year.


				      Number     Number of Transactions
				     of Late       Not Reported on
Name          Position with Trust    Reports*   Reported on Timely Basis

Emil Polito   Vice President            1                 0



* Each report related solely to such person having been elected an officer of the Trust.